Exhibit 99.1

Howmet Aerospace (formerly Arconic Inc.) Reports Preliminary First Quarter 2020 Financial Results

Company Expects to Report Full First Quarter 2020 Results on May 5, 2020

PITTSBURGH--(BUSINESS WIRE)--April 14, 2020--On April 1, 2020, Arconic Inc. completed the separation of its business into two independent, publicly-traded companies: Howmet Aerospace Inc. (the new name for Arconic Inc.) and Arconic Corporation (“Arconic Corp”). The financial results of Howmet Aerospace prior to April 1, 2020 include the Global Rolled Products business (which became Arconic Corp as of April 1, 2020).

First Quarter 2020 Highlights

  Expected revenue of ~$3.2 billion, down ~9% YoY; expected organic revenue1 down ~6% YoY
  Net income is expected to be in the range of $205 million to $215 million, or $0.47 to $0.49 per share, versus net income of $187 million, or $0.39 per share, in the first quarter 2019
  Net income excluding special items is expected to be in the range of $265 million to $275 million, or $0.60 to $0.62 per share, versus $208 million, or $0.43 per share, in the first quarter 2019
  Operating income is expected to be approximately $400 million versus $374 million in the first quarter 2019, up ~7%
  Operating income excluding special items is expected to be approximately $475 million, up ~20% YoY
  Operating income margin excluding special items is expected to be up ~350 basis points YoY
  Cash balance of ~$2.65 billion as of March 31; $1.3 billion debt repayment on April 6

Key Announcements

  On April 1, 2020, Company completed the separation of Arconic Inc. into two standalone companies – Howmet Aerospace Inc. and Arconic Corp.
  On April 6, 2020, Howmet Aerospace completed the early redemption of all of its 6.150% Notes due 2020 and the early partial redemption of its 5.40% Notes due 2021 in the aggregate principal amount of $1 billion and $300 million, respectively.
  Howmet Aerospace withdraws the 2020 guidance and assumptions provided at its February 25, 2020 investor day presentation due to uncertainty created by COVID-19 (coronavirus) and its impact on our customers and operations.
  Howmet Aerospace has commenced plans to reduce costs and is targeting approximately $100 million of further run rate savings; incremental to the 2019 cost out program.
  Howmet Aerospace has temporarily suspended the dividend on its Common Stock to preserve cash and provide additional flexibility.

Howmet Aerospace (NYSE: HWM) today released preliminary unaudited financial information for its first quarter 2020. The information is preliminary, based upon information available as of today and is subject to change and finalization based on completion of all quarter end close processes. The Company expects to release its full first quarter results on May 5, 2020.

The Company expects first quarter revenues of approximately $3.2 billion, down approximately 9% year over year. Organic revenue1 is expected to be down approximately 6% year over year due to disruptions in the commercial transportation, automotive, and aerospace markets driven by COVID-19 and 737 MAX production declines, somewhat offset by growth in the industrial market.

Howmet Aerospace expects net income to be in the range of $205 million to $215 million, or $0.47 to $0.49 per share, in the first quarter 2020 versus net income of $187 million, or $0.39 per share, in the first quarter 2019. Net income excluding special items is expected to be in the range of $265 million to $275 million, or $0.60 to $0.62 per share, in the first quarter versus $208 million, or $0.43 per share, in the first quarter 2019. Net income in the first quarter 2020 is expected to include approximately $60 million of Special items, principally related to separation costs and charges associated with cost reduction initiatives.

First quarter 2020 operating income is expected to be approximately $400 million versus $374 million in the first quarter 2019. Operating income excluding special items is expected to be approximately $475 million, up approximately 20% year over year, driven by net cost reductions and favorable aluminum and raw material costs, partially offset by lower volumes in commercial transportation, automotive, and aerospace, including from the impact of COVID-19. Operating income margin excluding special items is expected to be up approximately 350 basis points year over year to approximately 14.7%. Depreciation and amortization is expected to be approximately $130 million in the first quarter 2020 or approximately 4% of expected revenue.

Howmet Aerospace Chairman and Co-Chief Executive Officer John Plant said, “The first quarter showed further performance progression both year over year and sequential quarter despite the disruptions during March due to COVID-19 both in Howmet Aerospace and Arconic Corporation plants as a result of customer shutdowns. The first wave of cost reductions has already been implemented as we focus on cost efficiency and cash conservation in light of the continuing turmoil in commercial aviation and aerospace. Other cash conservation actions are being implemented with capital expenditure reductions and temporary dividend suspension while the Company faces into these headwinds. Cash balances are healthy at two times the amount necessary to fund seasonal working capital changes, and the five-year revolver of $1.5 billion is undrawn.”

The Company ended the quarter with a cash balance of approximately $2.65 billion as of March 31, 2020. Howmet Aerospace expects to have a current cash balance of approximately $850 million after the early debt repayment of $1.3 billion on April 6 and an allocation of $500 million to Arconic Corp in connection with the April 1, 2020 separation. For the first quarter 2020, cash used for operations is expected to be approximately $290 million; cash provided from financing activities is expected to be approximately $1.1 billion, as the quarter reflected the impact of raising $1.2 billion of debt for Arconic Corp in connection with the separation; and cash provided from investing activities is expected to be approximately $90 million. For the first quarter 2019, cash used for operations was $258 million; cash used for financing activities was $741 million, as the quarter reflected share repurchases totaling $700 million; and cash provided from investing activities was $42 million. Adjusted Free Cash Flow for the first quarter 2020 is expected to be in the range of negative $310 million to negative $340 million versus a negative $266 million in first quarter 2019. Adjusted Free Cash Flow excluding separation costs for the first quarter 2020 is expected to be in the range of negative $200 million to negative $230 million versus a negative $265 million in the first quarter 2019.

First Quarter 2020 Segment Performance

Engineered Products and Forgings (EP&F)

EP&F expected revenue of approximately $1.6 billion, a decrease of approximately 7% year over year. Organic revenue1 is expected to be down approximately 4%, due to disruptions in the commercial transportation and aerospace markets driven by COVID-19 and 737 MAX production declines. Segment operating profit is expected to be approximately $340 million, up approximately 9% year over year, driven by net cost reductions, lower raw material costs, and price increases partially offset by volume declines. Segment operating profit margin is expected to increase approximately 300 basis points year over year to approximately 20.8%. Depreciation and amortization is expected to be approximately $65 million in the first quarter 2020 or approximately 4% of expected revenue.

Global Rolled Products (GRP)

GRP expected revenue of approximately $1.6 billion, down approximately 12% year over year. Organic revenue1 is expected to be down approximately 7%, due to disruptions in the automotive, commercial transportation, and aerospace markets driven by COVID-19 and 737 MAX production declines somewhat offset by growth in the industrial market. Segment operating profit is expected to be approximately $170 million, up approximately 26% year over year, driven by net cost reductions and favorable aluminum price partially offset by volume declines. Segment operating profit margin is expected to increase approximately 310 basis points year over year to approximately 10.7%. Depreciation and amortization is expected to be approximately $55 million in the first quarter 2020 or approximately 3.5% of expected revenue.

Howmet Aerospace will present its preliminary first quarter 2020 financial results on Tuesday, April 14, 2020 at 5:00 PM Eastern Time. The call will be webcast via www.howmet.com. The press release and presentation materials will be available at approximately 4:15 PM ET on April 14 via the “Investors” section of the Howmet Aerospace website. A link to the press release will also be available via Howmet’s Twitter handle @HowmetAerospace at https://twitter.com/howmetaerospace.

About Howmet Aerospace

Howmet Aerospace, Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation. With nearly 1,300 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft to operate with a lower carbon footprint. In 2019, the businesses of Howmet Aerospace reported annual revenue of over $7 billion. For more information, visit www.howmet.com. Follow @howmet: LinkedIn, Twitter, Instagram, Facebook, and YouTube.

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation

Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the growth of end markets; statements and guidance regarding future financial results or operating performance, including first quarter 2020 results; statements regarding future strategic actions; and statements about Howmet Aerospace's strategies, outlook, business and financial prospects. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) the impact of the separation on the businesses of Howmet Aerospace; (b) deterioration in global economic and financial market conditions generally, including as a result of pandemic health issues (including coronavirus and its effects, among other things, on global supply, demand, and distribution disruptions as the coronavirus outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations); (c) unfavorable changes in the markets served by Howmet Aerospace; (d) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (e) competition from new product offerings, disruptive technologies or other developments; (f) political, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (g) manufacturing difficulties or other issues that impact product performance, quality or safety; (h) Howmet Aerospace’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (i) the impact of potential cyber attacks and information technology or data security breaches; (j) the loss of significant customers or adverse changes in customers’ business or financial conditions; (k) adverse changes in discount rates or investment returns on pension assets; (l) the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (m) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (n) the possible impacts and our preparedness to respond to implications of COVID-19; and (o) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission (SEC). Expected first quarter 2020 results are subject to change and finalization based on completion of all quarter end close processes. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Howmet’s consolidated financial information but is not presented in Howmet’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

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1 Organic revenue is U.S. GAAP revenue adjusted for divestitures and changes in aluminum prices and foreign currency exchange rates relative to prior year period.

Howmet Aerospace Inc. (formerly Arconic Inc.) and subsidiaries Segment Information (unaudited) (in millions)
	1Q19	Est. 1Q20
Engineered Products and Forgings
Third-party sales	$1,756	$	~1,640
Segment operating profit	$313	$	~340
Segment operating profit margin	17.8%	~20.8%

Global Rolled Products
Third-party sales	$1,784	$	~1,580
Intersegment sales	$52	$	~35
Segment operating profit	$135	$	~170
Segment operating profit margin	7.6%	~10.7%
Third-party aluminum shipments (kmt)	331	~312

Reconciliation of Total segment operating profit to Consolidated operating income
Total segment operating profit	$448	$	~510
Unallocated amounts:
Restructuring and other charges	(12)	~(20)
Corporate expense(1)	(62)	~(90)
Consolidated operating income	374	~400

Segment performance under Howmet’s management reporting system is evaluated based on a number of factors; however, the primary measure of performance is Segment operating profit. Howmet’s definition of Segment operating profit is Operating income excluding Special items. Special items include Restructuring and other charges and Impairment of goodwill. Segment operating profit may not be comparable to similarly titled measures of other companies. Differences between certain segment totals and consolidated Howmet are in Corporate.

(1)

For the quarter ended March 31, 2020, Corporate expense included ~$38 of costs associated with the planned separation of Howmet and Arconic Corp, ~$11 of net costs related to fires at two plants (net of insurance reimbursements), and ~$5 for impairment of assets for shutdown facilities.

Howmet Aerospace Inc. (formerly Arconic Inc.) and subsidiaries Calculation of Financial Measures (unaudited) (in millions, except per-share amounts)

Net income excluding Special items
	Est. March 31, 2020	March 31, 2019
Net income	$ ~205-215	$187
Diluted earnings per share (EPS)	$ ~0.47-0.49	$0.39

Special items:
Restructuring and other charges	~20	12
Discrete tax items(1)	~(8)	1
Other special items(2)	~55	12
Tax impact(3)	(~7)	(4)

Net income excluding Special items	$ ~265-275	$208

Diluted EPS excluding Special items	$ ~0.60-0.62	$0.43

Average number of shares - diluted EPS excluding Special items	~440,396,706	489,059,798

Net income excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of Howmet excluding the impacts of Restructuring and other charges, Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income determined under GAAP as well as Net income excluding Special items.

(1)	Discrete tax items for each period included the following:
for the quarter ended March 31, 2020, a benefit related stock option windfalls ~($8); and for the quarter ended March 31, 2019, a charge for a number of small items ($1).
(2)	Other special items for each period included the following:

  for the quarter ended March 31, 2020, costs associated with the planned separation of Howmet and Arconic Corp ~($38), net costs related to fires at two plants (net of insurance reimbursements) ~($11), interest costs associated with the planned separation of Howmet and Arconic Corp ~($6), an unfavorable tax impact related to the interim period treatment of operational losses in certain foreign jurisdictions for which no tax benefit was recognized ~($3), impairments for shutdown facilities ~($5), partially offset by a favorable tax impact resulting from the difference between Howmet’s consolidated estimated annual effective tax rate and the statutory rate applicable to special items ~($15) and a non-discrete U.S. Global Intangible Low Tax Income (“GILTI”) tax benefit related to a sale of aluminum rolling mill in Itapissuma, Brazil ~($3);
  for the quarter ended March 31, 2019, strategy and portfolio review costs ($6), costs associated with the planned separation of Howmet and Arconic Corp ($3), legal and other advisory costs related to Grenfell Tower ($2), and a charge for a number of small tax items ($1).

(3)

The tax impact on Special items is based on the applicable statutory rates whereby the difference between such rates and Howmet’s consolidated estimated annual effective tax rate is itself a Special item.

Howmet Aerospace Inc. (formerly Arconic Inc.) and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Organic Revenue	Quarter ended March 31,
	Est. 2020	2019
Arconic
Sales	$ ~3,220	$3,541
Less:
Sales – UK forgings	—	32
Sales – Itapissuma	~11	40
Sales – South Korea	~8	13
Aluminum price impact	~(55)	n/a
Foreign currency impact	~(4)	n/a
Arconic Organic revenue	$ ~3,260	$3,456

Engineered Products and Forgings
Sales	$ ~1,640	$1,756
Less:
Sales – UK forgings	—	32
Aluminum price impact	~(9)	n/a
Foreign currency impact	~(7)	n/a
Engineered Products and Forgings Organic revenue	$ ~1,656	$1,724

Global Rolled Products
Sales	$ ~1,580	$1,784
Less:
Sales – Itapissuma	~11	40
Sales – South Korea	~8	13
Aluminum price impact	~(46)	n/a
Foreign currency impact	~3	n/a
Global Rolled Products Organic revenue	$ ~1,604	$1,731

Organic revenue is a non-GAAP financial measure. Management believes this measure is meaningful to investors as it presents revenue on a comparable basis for all periods presented due to the impact of the sale of aluminum rolling mill in Itapissuma, Brazil (divested in February 2020), the sale of the hard alloy extrusions plant in South Korea (divested in March 2020), the sale of the forgings business in the United Kingdom (divested in December 2019), and the impact of changes in aluminum prices and foreign currency fluctuations relative to the prior year periods. The revenue from a small manufacturing facility that was divested in the second quarter of 2019 and the small energy business that was divested in the third quarter of 2019 was not material and therefore is included in Organic revenue.

Howmet Aerospace Inc. (formerly Arconic Inc.) and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Operating income excluding Special items
	Est. March 31, 2020	March 31, 2019
Operating income	$ ~400	$374

Special items:
Restructuring and other charges	~20	12
Costs associated with separation	~38	3
Impairment of energy business assets	—	—
Legal and other advisory costs related to Grenfell Tower	—	2
Strategy and portfolio review costs	—	6
Plant fire costs	~11	—
Asset impairment costs	~6	—
Operating income excluding Special items	$ ~475	$397

Sales	$ ~3,220	$3,541

Operating income margin, excluding Special items	~14.7%	11.2%

Operating income excluding Special items and Operating income margin, excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of Arconic excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Operating income determined under GAAP as well as Operating income excluding Special items.

Howmet Aerospace Inc. (formerly Arconic Inc.) and subsidiaries Calculation of Financial Measures (unaudited), continued (dollars in millions)

Adjusted free cash flow
	Est. March 31, 2020	March 31, 2019
Cash (used for) provided from operations	$ ~(290)-(320)	$(258)
Cash receipts from sold receivables	50	160
Capital expenditures	(70)	(168)
Adjusted free cash flow	~(310)-(340)	(266)
Costs associated with planned separation	110	1
Adjusted free cash flow, excluding costs associated with planned separation	$ ~(200)-(230)	$(265)

In the first quarter of 2020, the net cash funding in the sale of accounts receivable program was reduced from $350 to $298 in connection with the separation of Howmet and Arconic Corp.

Adjusted free cash flow and Adjusted free cash flow, excluding costs associated with planned separation are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand Howmet’s asset base and are expected to generate future cash flows from operations), cash receipts from net sales of beneficial interest in sold receivables, as well as costs associated with the planned separation. It is important to note that Adjusted free cash flow and Adjusted free cash flow, excluding costs associated with planned separation do not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Contacts

Investor Contact
Paul T. Luther
(412) 553-1950
Paul.Luther@howmet.com

Media Contact
Esra Ozer
(412) 553-2666
Esra.Ozer@howmet.com